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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-91964 and No. 333-36751 of ACT Manufacturing, Inc. and subsidiaries on Form S-8 of our report dated February 26, 1999, appearing in this Annual Report on Form 10-K of ACT Manufacturing, Inc. for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP
Boston, Massachusetts

March 29, 1999